UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 25, 2013 (Date of earliest event reported)
Crystal Rock Holdings, Inc. (Exact name of registrant as specified in its charter)

DE (State or other jurisdiction of incorporation)	000-31797 (Commission File Number)	03-0366218 (IRS Employer Identification Number)

1050 Buckingham St., Watertown, CT (Address of principal executive offices)		06795 (Zip Code)
860-945-0661 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

(a)    On June 25, 2013, Crystal Rock Holdings, Inc. held its annual meeting of stockholders.  Of the 21,370,011 shares of voting stock outstanding at the close of business on May 6, 2013, the record date, the holders of 19,827,880 shares were present or represented at the meeting.  Of that number, broker non-votes accounted for 4,869,635 shares, which were not voted for any of Proposal 1, 2, or 3.

(b)   Proposal 1 was the election of directors.  All seven incumbent directors were reelected.  The votes cast are summarized as follows:

Director	Number of Shares Voted For	Number of Shares for Which Authority was Withheld
Henry E. Baker	14,491,610	466,635
John B. Baker	12,210,167	2,748,078
Peter K. Baker	12,210,167	2,748,078
Martin A. Dytrych	13,810,324	1,147,921
John M. LaPides	13,810,122	1,148,123
Ross S. Rapaport	12,152,094	2,805,951
Lori J. Schafer	13,810,152	1,148,093

Proposal 2 was consideration of an advisory resolution to approve the compensation paid to the Company’s named executive officers.  The resolution passed with 12,458,690 votes “For,” 940,435 votes “Against,” and 1,559,120 votes to abstain.

Proposal 3 was to approve, on an advisory basis, the preferred frequency for holding advisory shareholder votes to approve the compensation paid to the Company’s named executive officers. There were 56,736 to abstain and the votes for the respective frequency periods were as follows:

1 Year	3,810,985
2 Years	80,105
3 Years	11,010,419

Proposal 4 was ratification of the appointment of Wolf & Company P.C. as the Company’s independent auditor for fiscal 2013. The ratification was approved by a vote of 16,933,922 votes “For,” 441,859 votes “Against,” and 2,452,099 votes to abstain.

(d)    Pursuant to Item 5.07(d) of this Form 8-K, the Board of Directors of the Company, at a regular meeting held on June 26, 2013, decided in light of the advisory stockholder vote received on Proposal 3 that every 3 years would be the frequency of a stockholder vote on the compensation of executives in its proxy materials.  Accordingly, the next such “say on pay” vote will be in 2016.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

      None.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 28, 2013	CRYSTAL ROCK HOLDINGS, INC. By: /s/ Bruce S. MacDonald Bruce S. MacDonald Chief Financial Officer